Exhibit 99.1

SEE ID, Inc. To Go Public

Through Merger with ShoulderUp Technology Acquisition Corp.

Las Vegas, NV, March 22, 2024 – In a landmark move poised to reshape the landscape of asset intelligence and IoT tracking, SEE ID, Inc. (“SEE ID”), a pioneering startup at the forefront of asset intelligence technology, and ShoulderUp Technology Acquisition Corp. (“ShoulderUp”), a visionary special purpose acquisition company, are thrilled to announce a definitive business combination agreement. This strategic alliance is set to catapult SEE ID into the public markets, heralding a new era of innovation, growth, and unparalleled market leadership. The transaction is expected to be completed in the second quarter of 2024, subject to regulatory approvals and other customary closing conditions. After closing, a newly formed parent company of SEE ID will become a publicly traded company, and its common stock is expected to be listed on the Nasdaq under the symbol “DAIC.”

Transaction Overview

The definitive business combination agreement reflects an implied pro forma enterprise value of $130 million.

The transaction, which has been unanimously approved by the Board of Directors ShoulderUp, is subject to approval by ShoulderUp’s and SEE ID’s shareholders. Completion of the transaction is also subject to customary closing conditions.

Additional information about the proposed transaction, including a copy of the business combination agreement, will be available in a Current Report on Form 8-K to be filed by ShoulderUp with the U.S. Securities and Exchange Commission (the “SEC”) and at www.sec.gov.

Webcast and Presentation Information

ShoulderUp, along with the management of SEE ID, plans to hold a webcast to discuss SEE ID’s business model and opportunity after the filing of the related Registration Statement on Form S-4, which is expected to occur in early 2024. The webcast, detailed investor presentation, and all other materials presented during the webcast will be available on ShoulderUp’s website at https://www.shoulderupacquisition.com/. Additionally, ShoulderUp will file the investor presentation with the SEC as an exhibit to a Current Report on Form 8-K, which will be available on the SEC’s website at www.sec.gov.

Advisors

Rice Reuther Sullivan & Carroll LLP and Holland & Hart LLP served as legal counsel to SEE ID. DLA Piper LLP (US) served as legal counsel to ShoulderUp.

About ShoulderUp

ShoulderUp represents the epitome of strategic foresight in the financial landscape, operating as a blank check company, or more formally known as a Special Purpose Acquisition Company (SPAC). Crafted with the explicit intent of forging significant business transformations, ShoulderUp embarks on the journey to identify and merge with entities that exhibit not just potential for growth but a vision that aligns with disruptive innovation and market leadership. This endeavor is not merely about financial transactions; it’s about creating synergies that redefine industries, enhance shareholder value, and catalyze growth through mergers, capital stock exchanges, asset acquisitions, stock purchases, reorganizations, or similar business combinations. ShoulderUp is more than a company; it’s a catalyst for change, poised to shape the future of technology and business.

About SEE ID

At the heart of the technological revolution in asset management and security lies SEE ID, a trailblazing SaaS service that is redefining the paradigms of asset intelligence, assurance, and safety. By harnessing the power of IoT tracking technology, SEE ID stands at the forefront of innovation, offering patented solutions that are not just advanced but transformative. Through relentless research and development, SEE ID has pioneered a suite of technologies that empower organizations to not only streamline their logistics and supply chain processes but also bolster operational security to unprecedented levels. Leveraging state-of-the-art AI engines, cutting-edge 5G RF and BLE technology, and seamless cloud integrations, SEE ID transcends traditional boundaries, offering real-time asset visibility and predictive analytics that integrate effortlessly with existing infrastructure. This is not just technology; it’s a vision for a more secure, efficient, and connected world. Discover more about how SEE ID is leading the charge in asset intelligence by visiting https://seeidinc.com.

Important Information and Where to Find It

This press release relates to a proposed transaction between ShoulderUp and SEE ID. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the transaction described herein, ShoulderUp and SEE ID intend to file relevant materials with the SEC, including the S-4 Registration Statement, which will include a proxy statement/prospectus. The proxy statement/prospectus will be sent to all ShoulderUp shareholders. ShoulderUp and SEE ID also will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of ShoulderUp are urged to read the S-4 Registration Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by ShoulderUp through the website maintained by the SEC at www.sec.gov or by directing a request to ShoulderUp to 125 Townpark Drive, Suite 300, Kennesaw, Georgia 30144 or via email at rashaun@shoulderup.com.

Participants in the Solicitation

SEE ID, ShoulderUp and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ShoulderUp’s shareholders in connection with the proposed transaction. A list of the names of such directors and executive officers, information regarding their interests in the business combination and their ownership of ShoulderUp’s securities are, or will be, contained in ShoulderUp’s filings with the SEC, and such information and names of SEE ID’s directors and executive officers will also be in the S-4 Registration Statement to be filed with the SEC by SEE ID, ShoulderUp or a successor entity thereof, which will include the proxy statement of ShoulderUp. You may obtain free copies of these documents as described in the preceding paragraph.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of ShoulderUp, SEE ID, or any successor entity thereof, nor shall there be any offer, solicitation, or sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

No Offer or Solicitation

This Current Report is for informational purposes only and does not constitute an offer or a solicitation of an offer to buy or sell securities, assets or the business described herein or a commitment to ShoulderUp, SEE ID or the Company, nor is it a solicitation of any vote, consent or approval in any jurisdiction pursuant to or in connection with the proposed business combination or otherwise, nor shall there be any offer, sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, including the statements regarding the anticipated timing and benefits of the proposed transactions. All forward-looking statements are based on ShoulderUp’s current expectations and beliefs concerning future developments and their potential effects on ShoulderUp, SEE ID or any successor entity thereof. Forward-looking statements are based on various assumptions, whether or not identified in this press release, and are subject to risks and uncertainties. These forward-looking statements are not intended to serve as a guarantee of future performance. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Business Combination Agreement by ShoulderUp’s shareholders, the satisfaction of the minimum trust account amount following any Redemptions by ShoulderUp’s public shareholders, (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement, (iii) the effect of the announcement or pendency of the transaction on SEE ID’s business relationships, operating results and business generally, (iv) risks that the transaction disrupts current plans and operations of SEE ID, (v) the outcome of any legal proceedings that may be instituted against SEE ID or ShoulderUp related to the Business Combination Agreement or the proposed transaction, (vi) costs related to the transaction and the failure to realize anticipated benefits of the transaction or to realize estimated pro forma results and underlying assumptions, including with respect to estimated shareholder Redemptions, (vii) the risk that SEE ID and its current and future collaborators are unable to successfully develop and commercialize SEE ID’s products or services, or experience significant delays in doing so, (viii) the risk that SEE ID may need to raise additional capital to execute its business plan, which many not be available on acceptable terms or at all, and (ix) the risk that the post-combination company experiences difficulties in managing its growth and expanding operations. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the S-4 Registration Statement and proxy statement/prospectus discussed above and other documents filed or to be filed by ShoulderUp, SEE ID and/or or any successor entity thereof from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ShoulderUp assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Shoulder Up Contact

Phyllis W. Newhouse

Chief Executive Officer

c/o ShoulderUp Technology Acquisition Corp.

125 Townpark Drive, Suite 300

Kennesaw, GA 30144

Telephone: (970) 924-0446

SEE ID Contact

Edmund Nabrotzky

Chief Executive Officer

c/o SEE ID, Inc.

3301 N Buffalo Dr #120,

Las Vegas, Nevada 89129

Telephone: (888) 733-4301

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